  Exhibit 5.2

1460 EL CAMINO REAL 2ND FLOOR MENLO PARK, CA 94025-4110 +1.650.838.3600

July 30, 2021

Aemetis, Inc.
20400 Stevens Creek Blvd., #700
Cupertino, California 95014

Aemetis, Inc.

Registration Statement/Form S-3

Ladies and Gentlemen:

We have acted as counsel to Aemetis, Inc., a Nevada corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”), including the base prospectus contained therein and any subsequent prospectus supplements and any free writing prospectuses relating thereto, relating to the registration under the Securities Act of 1933 (“Act”), as amended, of the issuance and sale from time to time by the Company, on a delayed or continuous basis pursuant to Rule 415 promulgated under the Act, of an indeterminate number of the following securities (collectively, the “Securities”), the aggregate initial offering price of which will not exceed $300,000,000: (i) shares of common stock, par value $0.001 per share (“Common Stock”); (ii) shares of preferred stock, par value $0.001 per share (“Preferred Stock”); (iii) debt securities, in one or more series that may be convertible into or exchangeable for shares of Common Stock or Preferred Stock (“Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”); (v) rights to purchase Common Stock, Preferred Stock, Debt Securities or Warrants (“Rights”); (vi) units composed of any combination of Debt Securities, Common Stock, Preferred Stock or Warrants (“Units”); and (vii) such indeterminate amount of shares of Common Stock and Preferred Stock as may be issued upon conversion, exchange or exercise of the Securities registered pursuant to the Registration Statement.

The Debt Securities will be issued pursuant to an indenture (the “Indenture”) between the Company and a trustee (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement. A particular series of Debt Securities will be established either by a supplement to the Indenture or by an Officer’s Certificate thereunder (an “Indenture Document”). Any Indenture supplement will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a current report on Form 8-K, incorporated in such Registration Statement by reference. The Indenture and Indenture Document are hereinafter referred to as the “Securities Documents.”

SHEARMAN.COM
Shearman & Sterling LLP is a limited liability partnership organized in the United States under the laws of the state of Delaware, which laws limit the personal liability of partners.

In connection with such matters, we have reviewed originals or copies of the following documents:

(a) The Registration Statement, including the base prospectus contained therein;

(b) The resolutions of the Board of Directors of the Company relating to the issuance and sale of the Securities;

(c) The Indenture; and

(d) Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review, we have assumed:

(a) The genuineness of all signatures.

(b) The authenticity of the originals of the documents submitted to us.

(c) The conformity to authentic originals of any documents submitted to us as copies.

(d) As to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Company.

(e) That:

(i) The Company is an entity duly organized and validly existing under the laws of Nevada.

(ii) The Company has the power and authority (corporate or otherwise) to execute, deliver and perform the Securities Documents (except to the extent Generally Applicable Law is applicable to such execution and delivery).

(iii) The execution, delivery and performance by the Company of the Securities Documents will be duly authorized by all necessary action (corporate or otherwise) and do not:

(A) contravene its certificate or articles of incorporation, bylaws or other organizational documents;

(B) except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(C) result in any conflict with or breach of any agreement or document binding on it.

(iv) Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Securities Documents or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

(f) That the Debt Securities, when issued, will be executed, authenticated, issued and delivered:

(i) against receipt of the consideration therefor approved by the Company; and

(ii) conform with the terms of the Securities Documents.

(g) That each Securities Document will be duly authorized, executed and delivered by, and constitute the legal, valid and binding obligation of, each party thereto, other than the Company, enforceable against each such party in accordance with its terms, and that the Securities Documents will be governed by and construed in accordance with the law of the State of New York.

(h) That at the time of any offering or sale, the Securities and the Securities Documents relating thereto will have been specifically authorized for issuance and execution and delivery by the Company, by the Company’s Board of Directors or a committee authorized by the Company’s Board of Directors.

(i) That any Securities issuable upon conversion, exchange or exercise of any Security being offered will, at the time of such offering or sale, have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

(j) That the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws.

(k) That one or more prospectus supplements will have been filed with the Securities and Exchange Commission (the “Commission”) describing the particular Securities offered thereby.

(l) That all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement, and the applicable prospectus supplement relating thereto.

(m) That a definitive purchase, underwriting or similar agreement with respect to the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Securities Documents or the transactions governed by the Securities Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Securities Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Securities Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinion expressed above is limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

This opinion letter is rendered to you in connection with the transactions contemplated by the Securities Documents. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Our opinions expressed above is subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name therein and in the base prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

CMF
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